UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2018

PetroQuest Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.

Earnings Release

On November 5, 2018, PetroQuest Energy, Inc. (the “Company”) today announced a loss to common stockholders for the quarter ended September 30, 2018 of $4,979,000, or $0.19 per share, compared to third quarter 2017 loss to common stockholders of $3,085,000, or $0.15 per share. For the first nine months of 2018, the Company reported a loss of $9,802,000, or $0.38 per share, compared to a loss of $11,387,000, or $0.54 per share, for the 2017 period.

Net cash flow provided by operating activities totaled $4,784,000 and $21,634,000 during the third quarters of 2018 and 2017, respectively. Discretionary cash flow for the third quarter of 2018 was $2,628,000, as compared to $13,742,000 for the comparable 2017 period. Net cash flow provided by operating activities totaled $1,865,000 and $35,328,000 during the first nine months of 2018 and 2017, respectively. For the first nine months of 2018, discretionary cash flow was $17,205,000, as compared to $34,332,000 for the first nine months of 2017. See the attached schedule for a reconciliation of net cash flow provided by (used in) operating activities to discretionary cash flow.

Production for the third quarter of 2018 was 5.1 Bcfe (55.4 MMcfe/d), compared to 7.5 Bcfe (81.3 MMcfe/d) for the comparable period of 2017. For the first nine months of 2018, production was 16.8 Bcfe (61.5 MMcfe/d), compared to 19.0 Bcfe (69.7 MMcfe/d) for the comparable period of 2017. The decreases in production during the 2018 periods are due primarily to the sale of the Company’s Gulf of Mexico assets in January 2018 and normal production declines at our legacy Gulf Coast and East Texas fields.

Stated on an Mcfe basis, unit prices for the third quarter of 2018 were $4.09 per Mcfe, as compared to $3.77 per Mcfe in the third quarter of 2017. For the first nine months of 2018, unit prices including the effects of hedges were $4.01 per Mcfe, as compared to $3.85 per Mcfe for the first nine months of 2017.

Oil and gas sales during the third quarter of 2018 were $20,832,000, as compared to $28,184,000 in the third quarter of 2017. For the first nine months of 2018, oil and gas sales were $67,310,000 as compared to $73,207,000 for the first nine months of 2017.

Lease operating expenses (“LOE”) for the third quarter of 2018 decreased to $4,368,000, as compared to $8,863,000 in the third quarter of 2017. On a per unit basis LOE per Mcfe was $0.86 for the third quarter of 2018, as compared to $1.19 in the third quarter of 2017. Lease operating expenses for the first nine months of 2018 decreased to $16,380,000, as compared to $23,052,000 in the first nine months of 2017. For the first nine months of 2018, per unit lease operating expenses were $0.98 per Mcfe compared to $1.21 per Mcfe in the first nine months of 2017. The decreases in per unit lease operating expenses for the 2018 periods are primarily a result of the divestiture of the Company’s Gulf of Mexico assets in January 2018 which had a higher per unit rate as compared to the Company’s onshore properties.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the third quarter of 2018 was $1.07 per Mcfe, as compared to $1.16 per Mcfe in the third quarter of 2017. For the first nine months of 2018, DD&A on oil and gas properties was $1.06 per Mcfe compared to $1.13 per Mcfe for the comparable period of 2017.

Interest expense for the third quarter of 2018 was $9,371,000, as compared to $7,371,000 in the third quarter of 2017. During the three month period ended September 30, 2018, capitalized interest totaled $461,000, as compared to $338,000 during the 2017 period. For the first nine months of 2018, interest expense was $24,488,000, compared to $21,776,000 for the comparable period of 2017. Interest expense during the 2018 periods included $1,635,000 of non-cash charges related to the write-off of unamortized financing costs associated with the Company’s previous multi-draw first lien term loan facility. During the nine month period ended September 30, 2018, capitalized interest totaled $1,318,000, as compared to $1,046,000 during the 2017 period.

Production taxes for the third quarter of 2018 totaled $890,000, as compared to $1,112,000 in the third quarter of 2017. For the first nine months of 2018, production taxes totaled $2,451,000, as compared to $1,990,000 for the comparable period of 2017. Production taxes for the third quarter of 2018 included a refund of approximately $650,000 related to the Company’s Cotton Valley assets. The increase in production taxes during the nine month 2018 period was primarily the result of the expiration of a two-year severance tax exemption on the Company’s Thunder Bayou well in June 2017.

General and administrative expenses during the quarter and nine months ended September 30, 2018 totaled $4,780,000 and $12,084,000, respectively, as compared to $3,341,000 and $10,808,000 during the comparable 2017 periods. Capitalized general and administrative expenses during the quarter and nine months ended September 30, 2018 totaled $1,285,000 and $4,351,000, respectively, as compared to capitalized expenses of $1,310,000 and $4,654,000, respectively, during the comparable 2017 periods.

The third quarter and nine month 2018 periods included $1,721,000 and $2,305,000, respectively, of costs associated with the Company’s evaluation of its capital structure and financial position.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and nine month periods ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Production:
Oil (Bbls)	75,497	142,830	260,551	423,231
Gas (Mcf)	3,838,232	5,336,119	12,628,882	13,218,475
Ngl (Mcfe)	802,733	1,283,900	2,600,987	3,268,206
Total Production (Mcfe)	5,093,947	7,476,999	16,793,175	19,026,067
Avg.Daily Production(MMcfe/d)	55.4	81.3	61.5	69.7
Sales:
Total oil sales	$5,156,378	$7,106,913	$17,138,048	$21,277,840
Total gas sales	11,344,263	16,427,965	38,053,519	40,841,252
Total ngl sales	4,330,514	4,649,157	12,118,068	11,087,868

Total oil and gas sales	$20,831,155	$28,184,035	$67,309,635	$73,206,960

Average sales prices:
Oil (per Bbl)	$68.30	$49.76	$65.78	$50.27
Gas (per Mcf)	2.96	3.08	3.01	3.09
Ngl (per Mcfe)	5.39	3.62	4.66	3.39
Per Mcfe	4.09	3.77	4.01	3.85

The above sales and average sales prices include increases (decreases) to revenue related to the settlement of oil hedges of ($455,000) and $618,000 for the three months ended September 30, 2018 and 2017, respectively. The above sales and average sales prices include increases (decreases) to revenue related to the settlement of gas hedges of $805,000 and $0 and oil hedges of ($1,026,000) and $404,000 for the nine months ended September 30, 2018 and 2017, respectively.

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas and Louisiana. PetroQuest’s common stock trades on the OTCQX market under the symbol PQUE.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to identify, evaluate and complete any alternative or transaction with respect to our capital structure and financial position and to refinance or restructure our indebtedness; the impact of the announcement of our review of such alternatives or transactions on our business, including our financial and operating results, or our employees, suppliers and customers; the potential need to seek bankruptcy protection; our indebtedness and the significant amount of cash required to service our indebtedness, including the August 15, 2018 cash interest payment on the 2021 notes and the 2021 PIK notes; our estimate of the sufficiency of our existing capital sources to fund our exploration and development activities and to service our indebtedness, including the August 15, 2018 cash interest payment on the 2021 notes and the 2021 PIK notes; the volatility of oil and natural gas prices; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to raise additional capital to fund cash requirements for future operations and to service our indebtedness; our ability to fund and execute our Cotton Valley and Austin Chalk development programs as planned; our ability to increase recoveries in the Austin Chalk formation and to increase our overall oil production as planned; our estimates with respect to fracked Austin Chalk wells in Louisiana, including production, EURs and costs; our estimates with respect to production, reserve replacement ratio and finding and development costs; our responsibility for offshore decommissioning liabilities for offshore interests we no longer own; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to fund our capital needs and respond to changing conditions imposed by our multi-draw term loan facility and restrictive debt covenants; approximately 43% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our common stock price; and the limited trading market for our common stock. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.

Consolidated Balance Sheets (Amounts in Thousands)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$25,500	$15,655
Revenue receivable	6,814	15,340
Joint interest billing receivable	2,520	6,597
Other receivable	2,447	7,750
Derivative asset	—	1,174
Deposit for surety bonds	12,438	8,300
Other current assets	2,249	2,125

Total current assets	51,968	56,941

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,354,593	1,369,861
Unevaluated oil and gas properties	18,947	21,854
Accumulated depreciation, depletion and amortization	(1,296,992)	(1,285,660)

Oil and gas properties, net	76,548	106,055
Other property and equipment	9,280	9,353
Accumulated depreciation of other property and equipment	(9,003)	(8,843)

Total property and equipment	76,825	106,565
Other assets	1,645	792

Total assets	$130,438	$164,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$2,959	$32,148
Advances from co-owners	463	1,730
Oil and gas revenue payable	8,576	19,344
Accrued interest	18,196	1,724
Asset retirement obligation	459	687
Derivative liability	—	731
Other accrued liabilities	7,310	6,476

Total current liabilities	37,963	62,840

Multi-draw Term Loan	49,716	27,963
10% Senior Secured Notes due 2021	9,707	9,821
10% Senior Secured PIK Notes due 2021	274,621	271,577
Asset retirement obligation	2,337	30,623
Preferred stock dividend payable	14,133	10,278
Other long-term liabilities	526	131
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 25,587 and 25,521 shares, respectively	26	26
Paid-in capital	314,154	313,244
Accumulated other comprehensive income (loss)	(401)	278
Accumulated deficit	(572,345)	(562,484)

Total stockholders’ equity	(258,565)	(248,935)

Total liabilities and stockholders’ equity	$130,438	$164,298

PETROQUEST ENERGY, INC.

Consolidated Statements of Operations

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues:
Oil and gas sales	$20,832	$28,184	$67,310	$73,207
Expenses:
Lease operating expenses	4,368	8,863	16,380	23,052
Production taxes	890	1,112	2,451	1,990
Depreciation, depletion and amortization	5,486	8,795	18,014	21,753
General and administrative	4,780	3,341	12,084	10,808
Accretion of asset retirement obligation	42	571	282	1,671
Interest expense	9,371	7,371	24,488	21,776

	24,937	30,053	73,699	81,050

Other income:
Other income (expense)	394	(16)	585	36
Derivative expense	54	—	—	—

	448	(16)	585	36

Loss from operations	(3,657)	(1,885)	(5,804)	(7,807)
Income tax expense (benefit)	38	(84)	144	(274)

Net loss	(3,695)	(1,801)	(5,948)	(7,533)
Preferred stock dividend	1,284	1,284	3,854	3,854

Loss available to common stockholders	$(4,979)	$(3,085)	$(9,802)	$(11,387)

Loss per common share:
Basic
Net loss per share	$(0.19)	$(0.15)	$(0.38)	$(0.54)

Diluted
Net loss per share	$(0.19)	$(0.15)	$(0.38)	$(0.54)

Weighted average number of common shares:
Basic	25,587	21,230	25,565	21,222

Diluted	25,587	21,230	25,565	21,222

PETROQUEST ENERGY, INC.

Consolidated Statements of Cash Flows

(Amounts in Thousands)

	Nine Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net loss	$(5,948)	$(7,533)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax expense (benefit)	144	(274)
Depreciation, depletion and amortization	18,014	21,753
Accretion of asset retirement obligation	282	1,671
Share-based compensation expense	852	1,181
Non-cash interest expense on PIK Notes	2,961	16,973
Amortization costs and other	900	561
Payments to settle asset retirement obligations	(503)	(2,277)
Changes in working capital accounts:
Revenue receivable	8,526	198
Joint interest billing receivable	4,834	1,935
Accounts payable and accrued liabilities	(21,651)	2,292
Advances from co-owners	(1,267)	424
Deposit for surety bonds	(4,400)	—
Other	(879)	(1,576)

Net cash provided by operating activities	1,865	35,328

Cash flows used in investing activities:
Investment in oil and gas properties	(14,727)	(44,941)
Investment in other property and equipment	30	(52)
Sale of unevaluated oil and gas properties	5,303	—
Sale of oil and gas properties	(2,328)	2,207

Net cash used in investing activities	(11,722)	(42,786)

Cash flows provided by (used in) financing activities:
Net proceeds from share based compensation	43	16
Deferred financing costs	(330)	(156)
Redemption of 2017 Notes	—	(22,650)
Costs incurred to redeem 2021 Notes	(11)	—
Proceeds from borrowings	52,500	20,000
Repayment of borrowings	(32,500)	—

Net cash provided by (used in) financing activities	19,702	(2,790)

Net increase (decrease) in cash and cash equivalents	9,845	(10,248)
Cash and cash equivalents, beginning of period	15,655	28,312

Cash and cash equivalents, end of period	$25,500	$18,064

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$4,283	$5,717

Income taxes	$38	$(95)

PETROQUEST ENERGY, INC.

Non-GAAP Disclosure Reconciliation

(Amounts In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$(3,695)	$(1,801)	$(5,948)	$(7,533)
Reconciling items:
Deferred tax expense (benefit)	38	(84)	144	(274)
Depreciation, depletion and amortization	5,486	8,795	18,014	21,753
Accretion of asset retirement obligation	42	571	282	1,671
Non-cash share based compensation expense	259	356	852	1,181
Non-cash PIK Interest	—	5,794	2,961	16,973
Amortization costs and other	498	111	900	561

Discretionary cash flow	2,628	13,742	17,205	34,332
Changes in working capital accounts	2,584	8,812	(14,837)	3,273
Settlement of asset retirement obligations	(428)	(920)	(503)	(2,277)

Net cash flow provided by operating activities	$4,784	$21,634	$1,865	$35,328

Note: Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

Other Operational Results

During the first nine months of 2018, the Company invested $3.3 million in its East Texas properties where it completed two gross wells. Net production from the East Texas assets averaged 33.9 MMcfe per day during the first nine months of 2018, a 39% increase from the first nine months of 2017. As a result of producing 9.2 Bcfe in the first nine months of 2018, reserves attributable to the Company’s East Texas assets decreased 11% at September 30, 2018 from 2017.

The Company invested $2.7 million in the Gulf Coast during the first nine months of 2018, primarily related to Austin Chalk leasing activity. Production from this area decreased 9% from the first nine months of 2017 related to normal production declines. The estimated proved reserves in this area at September 30, 2018 decreased 56% from 2017 primarily because of the 7 Bcfe of production in the first nine months of 2018.

The following table sets forth estimated proved reserves and production from the Company’s core areas (in Bcfe) as of and for the nine months ended September 30, 2018 and as of and for the years ended December 31, 2017 and 2016:

	2018		2017		2016
	Reserves as of September 30, 2018	Production for the 9 months ended September 30, 2018	Reserves as of December 31, 2017	Production for the year ended December 31, 2017	Reserves as of December 31, 2016	Production For the year ended December 31, 2016
Gulf Coast	7.7	7.1	13.8	10.6	16.3	6.9
Gulf of Mexico (1)	—	0.4	10.5	6.9	16.6	5.9
East Texas	117.3	9.2	131.6	10.1	82.6	9.0
Oklahoma Woodford (2)	—	—	—	—	—	1.7

	125.1	16.8	155.9	27.6	115.5	23.5

(1)	In January 2018, the Company sold all of its Gulf of Mexico producing assets.
(2)	In 2016, the Company sold the remainder of its Oklahoma assets.

For the nine months ended September 30, 2018, approximately 94% of the Company’s estimated proved reserves were located in East Texas and 6% were located in the Gulf Coast Basin. In terms of production diversification, during the first nine months of 2018, 55% of the Company’s production was derived from East Texas and production was comprised of 75% natural gas, 9% oil and 16% natural gas liquids.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2018

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer